Exhibit 23.6

M3 Engineering & Technology Corporation

2051 W. Sunset Road, Ste. 101

Tucson, Arizona 85707

CONSENT OF THIRD-PARTY QUALIFIED PERSON

M3 Engineering & Technology Corporation (“M3”), in connection with the Registration Statement and Joint Proxy Statement/Prospectus and any amendments or supplements and/or exhibits thereto (collectively, the Form S-4), consent to:

•	the filing and use of the technical report summary titled “Hycroft Project, Technical Report Summary, Heap Leaching Feasibility Study, Winnemucca, Nevada, USA” (the “Technical Report”), with an effective date of July 31, 2019, as an exhibit to and referenced in the Form S-4;
•	the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Form S-4 and any such Technical Report; and
•	the information derived, summarized, quoted or referenced from the Technical Report, or portions thereof, that was prepared by us, that we supervised the preparation of and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form S-4.

M3 is responsible for authoring, and this consent pertains to, the following Sections of the Technical Report:

•	Section 2: Introduction
•	Section 10: Mineral Processing and Metallurgical Testing
•	Section 14: Recovery Methods
•	Section 15: Project Infrastructure
•	Section 19: Economic Analysis
•	Section 24: References
•	Section 25: Reliance on Other Experts
•	Corresponding Subsections of Section 1: Executive Summary
•	Corresponding Subsections of Section 18: Capital and Operating Costs
•	Corresponding Subsections of Section 22: Interpretation and Conclusions
•	Corresponding Subsections of Section 23: Recommendations

Dated this April 24, 2020

/s/ Art Ibrado, P.E.
Signature of Authorized Person for
M3 Engineering & Technology Corporation, a Qualified Third-Party Firm

Art Ibrado, P.E.
Print name of Authorized Person for
M3 Engineering & Technology Corporation, , a Qualified Third-Party Firm